Exhibit 99.2

FINAL

Second Quarter Fiscal 2006

Conference Call Remarks

May 3, 2006

7:30 a.m. CT

GENNY

Good morning and thank you for joining us.

On the call today are Dale Gifford, our Chairman and CEO, and John Park, our CFO.

Before we get started, let me highlight that when we discuss revenues, we are referring to net revenues. And, during this call, we’ll discuss Core earnings. Core earnings is a non-GAAP financial measure which represents earnings excluding amortized compensation expense related to our 2002 IPO-related grant of restricted stock to employees. Please note that the impact of the adoption of FAS 123(R) is included our definition of Core.

We report this measure to provide a better understanding of our underlying operating performance. Please refer to our Web site to obtain a copy of our press release that contains a full reconciliation of Core Earnings to U.S. GAAP.

On this call we may make forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Please refer to our most recent SEC filings for more information on risk factors that could cause actual results to differ. Hewitt disclaims any obligation to update or revise any forward-looking statements made on this call.

At the conclusion of the call we’ll conduct a question and answer session. During the Q&A session we ask that you please limit yourself to one question … out of courtesy to others.

Now I’ll turn it over to Dale...

DALE

Thank you Genny, and good morning everyone. Thank you for joining us.

I’m assuming you’ve all had a chance to read our press release, so I’m going to spend just a few minutes speaking to the highlights of the quarter, and then turn it over to John to provide a little more detail on our results.

Overall, we posted strong results for the second sequential quarter. All in, on a reported basis, net revenues were in line with our expectations, declining 3% over the prior-year second quarter. After excluding the decline in third-party supplier revenues, acquisitions, and the effects of currency, net revenues grew 2%.

Reported earnings increased 17%, to $32 million. And core earnings for the quarter significantly exceeded expectations, coming in at $34 million.

We were particularly pleased with the performance in the quarter of our two more established businesses. Margins in benefits outsourcing improved substantially year-over-year, and we continue to see healthy revenue growth in the Consulting business.

The continued strength that we’ve seen in the fundamentals of the business gives us confidence that we are still on track to hit the financial targets we set for the year.

We’ve also continued the build-out of our HR BPO business. We have a solid pipeline of opportunities and are well-positioned given our leadership in that marketplace.

However, we have continued to face challenges related to our 2005 class of HR BPO contracts. While the majority of the contracts in this group continue to perform within our range of expectations, there are some contracts that have presented issues, particularly in terms of managing initial implementation costs. Our results in the quarter include a $7 million loss reserve for an early 2005 HR BPO contract that we previously expected to be modestly profitable over its life.

While we remain confident in the longer term prospects for this business, I’d like to be clear that addressing these challenges is the top priority for our leadership team and myself. We are absolutely committed to identifying and making the necessary both near- and long-term improvements to ensure that we provide exceptional levels of service to our clients in ways that builds appropriate value for our shareholders.

(PAUSE)

Let me spend a moment addressing the activity that we’re seeing in the marketplace.

We’re encouraged by the continued success we’ve had with both benefits outsourcing wins and renewals, and the strong demand for our Consulting services, particularly our actuarial and talent-related consulting services.

As it relates to HR BPO… A lengthened sales cycle has resulted in few new deals across the industry being announced this year. Although the overall market has slowed in comparison to last year, interest in HR BPO remains strong.

In fact, today, we are pleased to announce that we’ve signed a letter of intent with a new client, yet to be named, to provide comprehensive HR BPO services. This marks our 3rd win this fiscal year. As you know, last month we announced a new 10-year HR BPO contract with Catholic Health Initiatives, which is an expansion of our longstanding relationship with them in both the benefits outsourcing and consulting businesses. And we are working through the final phase of contracting with the client with whom we announced an LOI on last quarter’s call.

Now that we have a better feel for the complexities of this business, we’ve become a bit more selective about which HR BPO opportunities we’ll pursue. We’ve refined our deal models to reflect learnings from our early contracts, and are focused on deals that will allow us to leverage investments that we’ve already made. So in short, we will be pursuing more focused growth going forward.

We remain confident that we will continue to have success in the back half of the year. However, with the current market, and given that we are now halfway through our fiscal year, we would say that it is more likely that we will end up closer to the low end of our previously communicated 7-10 contract win target.

(PAUSE)

Turning to the backlog and pipeline... I’ll refer you to our press release for all of the numbers. In short – both the backlog and the pipeline are healthy. During the quarter, we converted about $45 million from pipeline to backlog, and we went live and are now recognizing revenue on 4 additional HR BPO clients, representing more than 165,000 employees. So, in total, as of the end of the second quarter, we were live and recognizing revenue on HR BPO services for 28 clients, covering approximately 720,000 employees. These totals do reflect the roll-off of services provided to Bank of America as a result of that previously disclosed contract termination.

(PAUSE)

So with that…I’ll turn it over to John to review our financial performance in greater detail….

JOHN

Thank you, Dale, and good morning everyone.

I’d like to begin by commenting on the performance of our business segments. It is worth noting that these results reflect the changes made to our segment reporting which took effect last quarter.

Starting with Outsourcing…

Outsourcing revenues declined 5% in the second quarter as a result of a $47 million reduction in revenue related to the termination of the Bank of America contract, roughly half of which was third-party revenue. Excluding the reduction in third-party revenues, revenues were flat, which was in line with our expectations. Growth in the HR BPO business, driven by increased services to new and existing clients, was offset by a slight decline in benefits outsourcing revenue resulting from increased revenue deferrals. Revenue recognition standards required that we defer revenue on an existing client with whom we expanded our relationship to include a broader range of bundled HR services.

Outsourcing segment margins improved over 300 basis points year-over-year, to 9.5% versus 6.2% in the prior-year quarter. The improvement was due to a number of factors:

•	First, benefits outsourcing margins were higher year-over-year as a result of increased efficiencies driven by our global sourcing and cost management efforts within Outsourcing.

•	In addition, margins were favorably impacted by company-wide cost savings initiatives.

•	And finally, as expected, we saw a significant decline in third-party supplier revenues, which as you know, are only marginally profitable. The decline is consistent with our strategy of reducing our third-party supplier revenue base overall.

The improvement was partially offset by higher stock- and performance-based compensation expenses versus the prior-year quarter of $11 million, and the $7 million loss reserve for an HR BPO contract that Dale referred to a moment ago. I would remind you that last year’s second quarter included a $10 million impairment charge resulting from the termination of two HR BPO contracts.

At our Investor Day in March, I noted that we will begin disclosing the operating performance of our HR BPO business. For the second quarter, the business generated an operating loss of about $31 million, which is consistent with our prior expectations. For the six-month period, the HR BPO business generated a loss of about $73 million, and our expectation for the full fiscal year, which is for a loss of about $128 million, remains unchanged.

Consulting posted another strong quarter – with revenue growth coming in at 5% on a reported basis, or 8% on an organic, constant currency basis. Within Consulting, on an organic, constant currency basis, retirement and financial management consulting grew in the high-single digits, health management grew in the mid-single digits, talent and organization consulting grew in the mid-teens, and our communications consulting practice grew in the low-single digits. The strength that we saw in our first quarter has continued across all regions, driven primarily by continued demand for our actuarial and talent-related consulting services.

Consulting operating margins were 23.5% in the quarter, compared to 28.2% in the prior-year quarter. The decline was primarily due to $14 million of higher stock- and performance-based compensation expense versus the prior-year quarter.

Now I’d like to speak to some highlights of our consolidated results….

Core operating income, which again excludes the expense for the one-time IPO-related grant of restricted stock, increased 3% in the second quarter, to $54 million, compared to $53 million in the prior-year quarter. Core operating margin was 8.0%, compared to 7.6% in the second quarter of 2005. The improvement was driven by an increase in Outsourcing margins, which was only partially offset by lower Consulting margins and higher unallocated shared services costs relative to revenue. The higher shared services costs were driven primarily by higher stock- and performance-based compensation.

Other income was higher primarily as a result of higher interest income driven by our strong cash position and increased market rates.

Our effective income tax rate was 37.2% for the quarter, compared to 41% in the prior-year quarter, in part due to the favorable resolution of a foreign tax matter. For the full year, we are forecasting a rate consistent with last year’s rate of 39%, excluding any one-time or special items which could cause the effective tax rate to vary quarter-to-quarter.

(PAUSE)

Turning to cash flow… Cash flow from operations was $199 million for the six months, compared to $108 million in the prior-year period. Free cash flow was $151 million, which compared to $42 million in the prior-year period. The significant increase in free cash flow was driven primarily by lower performance-based compensation paid in the current year as compared to prior-year payments, lower capex, a large prepayment for services from one of our clients, and a significant tax refund.

Capital expenditures were $30 million in the second quarter and $48 million for the six months, versus $34 million and $67 million in the prior-year second quarter and six months, respectively. Capex was lower year-over-year mostly as a result of lower spending on software development and computer equipment.

(PAUSE)

I’d like to provide some additional context on the loss reserve which we recorded in the quarter. The loss on this contract – which is one of our earliest HR BPO contracts signed post-merger – stems primarily from higher than expected implementation costs incurred in the quarter as well as some higher anticipated operating costs. While we are disappointed with the performance, we are leveraging our learnings from this contract to improve our deal modeling and implementation planning.

We do anticipate that as we continue to implement our 2005 class of HR BPO contracts, we may experience additional challenges as we work through the early phases of providing new services. At this time, we do not have other contracts that require us to record an additional loss reserve. However, we are closely monitoring the progress of each of our HR BPO contracts. For this reason, at this time, we are not providing an update on our expectations for the profitability of our 2005 class of contracts, or reiterating our expectations for the breakeven timeframe for the business overall. We will keep you informed of any material changes to our expectations.

It is worth emphasizing again that the challenges that we’re facing are primarily related to the costs of implementing some of our 2005 class of contracts...the balance of our portfolio continues to perform in-line with our expectations. For contracts that we are currently signing or considering, we continue to be confident that an operating margin in the mid- to high-teens is an achievable target over the life of contracts.

(PAUSE)

Now, turning to guidance...

For the total Company, for fiscal 2006, we continue to expect direct revenue to grow in the mid-single digits. Total net revenues will be flat due to a substantial reduction in third-party revenues. We expect both direct Outsourcing and Consulting revenue to grow in the mid-single digits.

All in, we are reiterating our expectations for core earnings for the full year of between $145 and $150 million, and margin expectations at the total company and segment levels remain unchanged.

Turning to free cash flow… As a result of the strong underlying performance of the business on both an operating and a non-operating basis, lower cash taxes, and lower capex, we’re now expecting free cash flow for the year of approximately $250 to $270 million. This compares to free cash flow in the prior year of $161 million, and our prior expectation for the full fiscal year 2006 of $200 to $220 million.

For the third quarter, we are expecting total Company net revenue to be comparable to that of the prior-year third quarter, and core earnings of about $36 to $39 million.

(PAUSE)

There is one additional topic I’d like to update you on before we take your questions. Our cash position has continued to build. We continue to explore possible alternatives for the use of our cash within the context of our overall longer term business and financial strategy. We will update you as appropriate.

(PAUSE)

So, with that… I’d now like to turn it over to the operator so we can take your questions….

DALE TO READ AT THE CONCLUSION OF THE CALL:

In conclusion… I’d like to reiterate our primary objectives for this year – to drive continued operational and financial performance improvement, to continue to aggressively work our cost structure, and to focus on the development and engagement of our associates. We made additional progress in many areas in the second quarter, and will continue to work diligently on those priorities.

I want to reiterate our management team’s confidence about the long-term prospects for our business. Hewitt is among the most respected corporate brands in the services marketplace. We have strong leadership positions in our traditional benefits outsourcing and consulting practices, as well as in the emerging HR BPO marketplace today. We remain intently focused on achieving the financial targets we’ve set, as well as on the continued delivery of high-quality service to our clients.

We look forward to reporting our continued progress to you in the quarters to come.

I thank you for joining us today.

Forward-Looking Information

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Hewitt’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed under the “Risk Factors” heading in the Business section of our most recent annual report on form 10-K filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s internet site (http://www.sec.gov) . Hewitt disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or any other reason.